SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Other than the information pertaining to the dividend declared by the Company's Board of Directors, which information is filed, the information in Item 2.02 in this Report and Exhibit 99.1, including the information from Exhibit 99.1 incorporated in Item 2.02 by reference, is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02          Results of Operations and Financial Condition.

On November 14, 2011, the Company issued a press release announcing its results of operations for the three months ended September 30, 2011.  A copy of the press release (other than the information pertaining to the dividend declared by the Company’s Board of Directors, which is filed) is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Securityholders.

At the Company’s 2011 Annual Meeting of Stockholders held on November 11, 2011, the Company’s stockholders re-elected the Company’s then existing Board of Directors by the following votes:

	Votes
	For	Withheld
Michael S. Steiner	4,555,302	13,838
William K. Steiner	4,535,014	34,126
Venerando J. Indelicato	4,539,213	29,927
David Blyer	4,556,802	12,338
Lloyd Frank	4,536,943	32,197
Alan Grunspan	4,556,802	12,338
Stuart Wagner	4,538,243	30,897

Item 8.01          Other Events.

On November 11, 2011, the Company’s Board of Directors declared a special cash dividend of $.05 per share payable on December 12, 2011 to shareholders of record on November 28, 2011

Item 9.01          Financial Statements and Exhibits.

(d)        Exhibits:

99.1           The Company’s press release dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: November 14, 2011	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Company’s press release dated November 14, 2011